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                                                              EXHIBIT 99.B(9)(C)


                 AMENDMENT OF TRANSFER AGENCY SERVICES AGREEMENT

                                     BETWEEN

                               FOREIGN FUND, INC.
                                 (THE "COMPANY")

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION


         Pursuant to the terms of the Transfer Agency Services Agreement dated March 11, 1996 (the "Agreement") between the above named parties, the Agreement is hereby amended to delete the name of Foreign Fund, Inc. as a party to the Agreement and replace the name of such party with WEBS Index Fund, Inc. effective January 2, 1997. Additionally, the names of each Series of the Company are hereby changed in the Agreement as noted below:

OLD SERIES NAME:                            NEW SERIES NAME:
Australia Index Series                      Australia WEBS Index Series
Austria Index Series                        Austria WEBS Index Series
Belgium Index Series                        Belgium WEBS Index Series
Canada Index Series                         Canada WEBS Index Series
France Index Series                         France WEBS Index Series
Germany Index Series                        Germany WEBS Index Series
Hong Kong Index Series                      Hong Kong WEBS Index Series
Italy Index Series                          Italy WEBS Index Series
Japan Index Series                          Japan WEBS Index Series
Malaysia Index Series                       Malaysia WEBS Index Series
Mexico (Free) Index Series                  Mexico (Free) WEBS Index Series
Netherlands Index Series                    Netherlands WEBS Index Series
Singapore (Free) Index Series               Singapore (Free) WEBS Index Series
Spain Index Series                          Spain WEBS Index Series
Sweden Index Series                         Sweden WEBS Index Series
Switzerland Index Series                    Switzerland WEBS Index Series
United Kingdom Index Series                 United Kingdom WEBS Index Series
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This Amendment is effective January 2, 1997.


         WEBS Index Fund, Inc.

By:      /S/ Nathan Most
         ---------------

Its:     President


Agreed and Accepted:


         PNC Bank, National Association

By:      /S/ Robert J. Perlsweig
         -----------------------

Its:     Executive Vice President